UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Harvest Capital Credit Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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PORTMAN RIDGE FINANCE CORPORATION

HARVEST CAPITAL CREDIT CORPORATION

Supplement No. 1, dated May 27, 2021, to the
Proxy Statement/Prospectus, dated April 20, 2021

This supplement contains information that amends, supplements or modifies certain information contained in the prospectus of Portman Ridge Finance Corporation (“PTMN”), dated April 20, 2021 (the “Prospectus”), and the definitive proxy statement of Harvest Capital Credit Corporation (“HCAP”), dated April 20, 2021 (the “Proxy Statement” and, together with the Prospectus, the “Proxy Statement/Prospectus”). This supplement is part of, and should be read in conjunction with, the Proxy Statement/Prospectus. The Proxy Statement/Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by calling PTMN at (212) 891-2880, or by writing to PTMN at 650 Madison Avenue, 23rd Floor, New York, New York 10022, Attention: Secretary, or by calling HCAP at (212) 906-3589, or by writing to HCAP at 450 Park Avenue, 5th Floor, New York, NY 10022, Attention: Corporate Secretary. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

INCORPORATION BY REFERENCE FOR PTMN

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	PTMN’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 6, 2021; and

•	PTMN’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 3, 2021 and May 12, 2021.

INCORPORATION BY REFERENCE FOR HCAP

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	HCAP’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 7, 2021; and

•	HCAP’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 25, 2021 and May 27, 2021.